AMENDMENT NO. 2

                               to

                    1994 STOCK INCENTIVE PLAN


      Pursuant to the authority conferred by Article XI of the 1994 Stock Incentive Plan of The Greenbrier Companies, Inc. (the
"Plan"), Article VI.B of the Plan is amended in its entirety to read as follows:

          "B.    Nondiscretionary  Awards.  Immediately
          after  the  close of each annual  meeting  of
          stockholders (commencing with the 1999 annual
          meeting),  the  Committee shall automatically
          grant   to  each  member  of  the  Board   of
          Directors (including any such person who is elected at such meeting), other than the Chairman of the Board of Directors and the President and Chief Executive Officer of the
          Company, an option to purchase 2,500 shares of Common Stock. The exercise price and term of such options shall be the same as provided under Article IX and such options shall become exercisable in accordance with the schedule set forth in Article IX.B."

      Except as modified by this Amendment No. 2, the Plan, as heretofore amended by Amendment No. 1, shall remain in full force and effect and be unamended.


                          Adopted  by  the Board of Directors  on
November 10, 1998.



                           /s/ Kenneth D. Stephens
                         Kenneth D. Stephens, Secretary